SUB-ITEM 77-K CHANGE
 IN INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
On May 14, 2010,
the Fund's Directors,
upon the recommendation
of the Audit Committee,
appointed KPMG LLP (KPMG)
as the Fund's independent
registered public accounting firm.
 On
the same date, the Fund's
previous independent
registered public
accounting firm, Ernst & Young
LLP (E&Y) resigned.
The previous reports
issued by E&Y on the
Fund's financial statements for
the fiscal years ended
September 30, 2008 and
September 30, 2009,
contained no adverse
opinion or disclaimer
of opinion nor were they
qualified or modified as to
uncertainty, audit scope
or accounting principles.
During the Fund's fiscal
years September 30, 2008
and September 30,
2009, and the interim period
commencing October 1, 2009
and ending May 14, 2010: (i)
there
were no disagreements with
E&Y on any matter of accounting
principles or practices,
financial
statement disclosure or
auditing scope or procedure,
which disagreements, if not
resolved to the
satisfaction of E&Y, would
have caused it to make reference
to the subject matter of the
disagreements in connection
with its reports on the
financial statements for
such years; and (ii)
there were no reportable
events of the kind described
in Item 304(a) (1) (v) of
Regulation S-K
under the Securities
Exchange Act of 1934, as
amended.
     As indicated above,
the Fund has appointed
KPMG as the independent
registered public
accounting firm to audit
the Fund's financial statements
 for the fiscal year ending
September 30,
2010. During the Fund's
fiscal years ended
September 30, 2008 and
September 30, 2009 and
the interim period commencing
October 1, 2009 and ending
May 14, 2010, neither the Fund
nor
anyone on its behalf has
consulted KPMG on items
which: (i) concerned the
application of
accounting principles to
a specified transaction,
either completed or proposed,
 or the type of audit
opinion that might be
rendered on the Fund's
financial statements or (ii)
concerned the subject of
a disagreement (as defined
in paragraph (a) (1) (iv)
of Item 304 of Regulations S-K)
or reportable
events (as described in
paragraph (a) (1) (v) of
said Item 304).